                                                                    EXHIBIT 12.4
                                                                          PAGE 1

                            THE TOLEDO EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                              YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------------------------
                                                           1998          1999          2000          2001          2002
                                                         ---------     ---------     ---------     ---------     ---------
                                                          RESTATED      RESTATED      RESTATED      RESTATED      RESTATED
                                                                              (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items ...............     $ 106,582     $  99,945     $ 138,144     $  42,691     $  (5,142)
   Interest and other charges, before reduction for
     amounts capitalized ...........................        88,263        78,496        71,373        62,773        57,672
   Provision for income taxes ......................        72,696        56,821        78,778        23,401        (9,844)
   Interest element of rentals charged to income (a)       100,245        98,445        96,358        92,108        87,174
                                                         ---------     ---------     ---------     ---------     ---------
     Earnings as defined ...........................     $ 367,786     $ 333,707     $ 384,653     $ 220,973     $ 129,860
                                                         =========     =========     =========     =========     =========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense ................................     $  88,263     $  78,496     $  71,373     $  62,773     $  57,672
   Interest element of rentals charged to income (a)       100,245        98,445        96,358        92,108        87,174
                                                         ---------     ---------     ---------     ---------     ---------
     Fixed charges as defined ......................     $ 188,508     $ 176,941     $ 167,731     $ 154,881     $ 144,846
                                                         =========     =========     =========     =========     =========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES .........................................          1.95          1.89          2.29          1.43          0.90
                                                         =========     =========     =========     =========     =========

----------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                                    EXHIBIT 12.4
                                                                          PAGE 2

                            THE TOLEDO EDISON COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                                 1998          1999          2000          2001          2002
                                                              ---------     ---------     ---------     ---------     ---------
                                                               RESTATED      RESTATED      RESTATED      RESTATED      RESTATED
                                                                                   (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items ....................     $ 106,582     $  99,945     $ 138,144     $  42,691     $  (5,142)
   Interest and other charges, before reduction for
     amounts capitalized ................................        88,263        78,496        71,373        62,773        57,672
   Provision for income taxes ...........................        72,696        56,821        78,778        23,401        (9,844)
   Interest element of rentals charged to income (a) ....       100,245        98,445        96,358        92,108        87,174
                                                              ---------     ---------     ---------     ---------     ---------
     Earnings as defined ................................     $ 367,786     $ 333,707     $ 384,653     $ 220,973     $ 129,860
                                                              =========     =========     =========     =========     =========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense .....................................     $  88,263     $  78,496     $  71,373     $  62,773     $  57,672
   Preferred stock dividend requirements ................        13,609        16,238        16,247        16,135        10,756
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis .................         8,335        10,363        10,143        10,167         4,146
   Interest element of rentals charged to income (a) ....       100,245        98,445        96,358        92,108        87,174
                                                              ---------     ---------     ---------     ---------     ---------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis) .....     $ 210,452     $ 203,542     $ 194,121     $ 181,183     $ 159,748
                                                              =========     =========     =========     =========     =========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS) ...............................          1.75          1.64          1.98          1.22          0.81
                                                              =========     =========     =========     =========     =========

----------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.


                                       56